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                                                      Exhibit 99.1

COMMODORE            SEPARATION TECHNOLOGIES, INC.
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                                                      NEWS RELEASE

FOR RELEASE IMMEDIATE
CONTACT: JAMES M. DEANGELIS   - (770) 422-1518
         MELISSA C. BERKOWITZ - (212) 308-5800


                  Commodore Separation Technologies, Inc.
                   Delisted From Nasdaq SmallCup Market

NEW YORK, N.Y., February 19, 1999 - Commodore Separation Technologies, Inc. (CXOT, CXOTP and CXOTW) today announced that it has received notice from a Nasdaq Listing Qualifications Panel that the Panel has determined to delist Commodore's common stock, public preferred stock and public warrants from The Nasdaq SmallCap Market effective with the close of business on February 18, 1999.

In its notice to Commodore, which Commodore received after the close of business on February 18, 1999, the Panel noted that Commodore has failed to comply with the minimum number of market makers (warrants), the $1.00 minimum bid price and the minimum market value of public float requirements for a significant period of time.

The Panel informed Commodore that its securities may immediately be eligible to trade on the OTC Bulletin Board, and Commodore is taking all necessary and appropriate steps to qualify its common stock, public preferred stock and public warrants for the quotation on the OTC Bulletin Board.

The Panel informed Commodore that it may submit a written request, within 15 days from February 18, 1999, to the Nasdaq Listing and Hearing Review Counsel to review the decision rendered by the Panel. Commodore is currently evaluating its options in this regard.

THIS PRESS RELEASE CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WHICH ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS, CERTAIN OF WHICH ARE BEYOND COMMODORE'S CONTROL. THESE AND OTHER RISKS ARE SET FORTH IN COMMODORE'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE WORDS "BELIEVE," "EXPECT," "SHOULD," "ANTICIPATE," "WILL," "MAY," "POTENTIAL," "INTEND," AND ANALOGOUS EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS.

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